ROBISON, HILL & CO.                                 CERTIFIED PUBLIC ACCOUNTANTS
A PROFESSIONAL CORPORATION
                                                    Brent M. Davies, CPA
                                                    David O. Seal, CPA
                                                    W. Dale Westenskow, CPA
                                                    Barry D. Loveless, CPA

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated March 22, 2006 accompanying the financial statements of NB Payphones Ltd. which are included in this Form SB-2 registration statement. We consent to the inclusion in the registration statement of the aforementioned reports.

         We also consent to the reference to us under the caption "Experts" in the SB




 /s/ Robison, Hill & Co.
 -----------------------
Robison, Hill & Co.
Certified Public Accountants
Salt Lake City, Utah
May 11, 2006